Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

MINERVA NEUROSCIENCES, INC.

(a Delaware Corporation)

Adopted as of June 3, 2026

ARTICLE I

OFFICES AND FISCAL YEAR

SECTION 1.01. Registered Office. The registered office of the corporation shall be Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, State of Delaware until otherwise established by resolution of the board of directors, and a certificate certifying the change is filed in the manner provided by statute.

SECTION 1.02. Other Offices. The corporation may also have offices at such other places within or without the State of Delaware as the board of directors may from time to time determine or the business of the corporation requires.

SECTION 1.03. Fiscal Year. The fiscal year of the corporation shall end on the 31st of December in each year.

ARTICLE II

NOTICE - WAIVERS – MEETINGS

SECTION 2.01. Notice of Meetings of Board of Directors. Notice of a regular meeting of the board of directors need not be given. Notice of every special meeting of the board of directors shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone, telex, TWX or facsimile transmission) or 48 hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in a notice of the meeting.

SECTION 2.02. Notice of Meetings of Stockholders. Notice of the place, if any, date and time of all meetings of stockholders of the Corporation, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present and vote at such meeting, and, in the case of all special meetings of stockholders, the purpose of the meeting, shall be given, not less than 10 nor more than 60 days before the date on which such meeting is to be held, to each stockholder entitled to notice of the meeting.

Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairperson of the meeting or by the stockholders by the affirmative vote of a majority of the votes cast, voting affirmatively or negatively (excluding abstentions and broker non-votes). When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or are (i) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (ii) set forth in the notice of meeting given in accordance with Section 2.03; however, if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for voting at the adjourned meeting, notice of the place, if any, date and time of the adjourned meeting and the means of remote communication, if any, by which stockholders and proxy holders may be deemed present and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted that may have been transacted at the original meeting.

SECTION 2.03. Method of Notice. If mailed, notice to a stockholder of the Corporation shall be deemed given when deposited in the mail, postage prepaid, directed to a stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders of the Corporation may be given by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware (“DGCL”).

SECTION 2.04. Waiver of Notice. A written waiver of any notice, signed by a stockholder or director, or a waiver by electronic transmission by such person or entity, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person or entity. Neither the business nor the purpose of any meeting need be specified in the waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 2.05. Conference Telephone Meetings. One or more directors may participate in a meeting of the board, or of a committee of the board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE III

MEETINGS OF STOCKHOLDERS

SECTION 3.01. Place of Meeting. All meetings of the stockholders of the corporation may be held at such place, if any, either within or without the State of Delaware, as may be determined from time to time by the the board of directors (or its designee). The board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the DGCL.

SECTION 3.02. Annual Meeting. The board of directors may fix and designate the date and time of the annual meeting of the stockholders, and at said meeting the stockholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting. Any annual meeting of stockholders may be postponed, rescheduled or cancelled by the board of directors, or any director or officer of the Corporation to whom the board of directors delegates such authority, at any time before or after notice of such meeting has been given to stockholders.

SECTION 3.03. Advance Notice of Nominations and Proposals of Business.

(a) Nominations of persons for election to the Board of Directors and proposals for business to be transacted by the stockholders at an annual meeting of stockholders may be made (i) pursuant to the Corporation’s notice with respect to such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of record of the Corporation who (A) was a stockholder of record at the time of the giving of the notice contemplated in Section 3.03(b) and is a stockholder of record at the time of the annual meeting, (B) is entitled to vote at such meeting and (C) has complied with the notice procedures set forth in this Section 3.03. Except as otherwise required by law, clause (iii) of this Section 3.03(a) shall be the exclusive means for a stockholder to make nominations or propose other business before an annual meeting of stockholders.

(b) Except as otherwise required by law, for nominations or proposals to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 3.03(a), (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation with the information contemplated by Section 3.03(c), and (ii) the business must be a proper matter for stockholder action under the DGCL.

(c) To be timely for purposes of Section 3.03(b), a stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation a date (i) not less than 90 nor more than 120 days prior to the anniversary date of the prior year’s annual meeting or (ii) if there was no annual meeting in the prior year or if the date of the current year’s annual meeting is more than 30 days before or more than 70 days after the anniversary date of the prior year’s annual meeting, not earlier than the 120th day prior to such annual meeting and not later than the later of the close of business on (i) the 90th day prior to such annual meeting or (ii) the tenth day following the day on which public announcement (as defined below) of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the delivery of such notice.

(1) For nominations for the election to the board of directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 3.03(a), in addition to all of the information required by Section 3.03(c)(3) below, such stockholder’s notice shall include as to each nominee such stockholder proposes to nominate at the meeting: (A) the name, age, business address and residence address of such nominee, (B) the principal occupation or employment of such nominee, (C) the class or series and number of shares of each class or series of capital stock of the Corporation that are owned of record and beneficially by such nominee and list of any pledge of or encumbrances on such shares, (D) the date or dates on which such shares were acquired and the investment intent of such acquisition, (E) the questionnaire, representation and agreement required by Section 3.03(f), completed and signed by such nominee, and (F) all other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved and whether or not proxies are being or will be solicited), or that is otherwise required to be disclosed or provided to the Corporation pursuant to Section 14 of the 1934 Act (including such person’s written consent to being named in a proxy statement, associated proxy card and other filings as a nominee and to serving as a director if elected).

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or to serve on any committee or sub-committee of the board of directors, in either case under any applicable stock exchange listing requirements, applicable law or the Policies (as defined below). The number of nominees a stockholder may nominate for election at an annual meeting on its own behalf (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at an annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. A stockholder may not designate any substitute or alternate nominees unless the stockholder provides timely notice of such substitute or alternate nominee(s) in accordance with this Section 3.03, in the case of an annual meeting, or Section 3.04, in the case of a special meeting (and such notice contains all of the information, representations, questionnaires and certifications with respect to such substitute or alternate nominee(s) that are required by these bylaws with respect to nominees for director).

(2) For business other than nominations for the election to the board of directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 3.03(a), in addition to all of the information required by Section 3.03(c)(3) below, such stockholder’s notice shall include as to each matter such stockholder proposes to bring before the meeting: (A) a brief description of the business desired to be brought before the meeting, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws, the language of the proposed amendment), (C) the reasons for conducting such business at the meeting, and (D) any material interest (including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of the Corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent.

(3) The written notice required by Sections 3.03(c)(1) or 3.03(c)(2) shall also include, as of the date of the notice and as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made and any affiliate who controls (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”) either of the foregoing stockholder or beneficial owner, directly or indirectly (each, a “Proponent” and collectively, the “Proponents”):

(A) the name and address of each Proponent, including, if applicable, such name and address as they appear on the Corporation’s books and records;

(B) the class, series and number of shares of each class or series of the capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the 1934 Act) by each Proponent (provided, that for purposes of this Section 3.03(c)(3), such Proponent shall in all events be deemed to beneficially own all shares of any class or series of capital stock of the Corporation as to which such Proponent or any of its affiliates or associates has a right to acquire beneficial ownership whether immediately or at any time in the future);

(C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal (and/or the voting of shares of any class or series of capital stock of the Corporation, other than a revocable proxy given in response to a proxy solicitation made to 10 or more persons) between or among any Proponent and any of its affiliates or associates, and/or any other persons (including their names) including without limitation, any agreements, arrangements or understandings required to be disclosed pursuant to Item 5 or Item 6 of 1934 Act Schedule 13D, regardless of whether the requirement to file a Schedule 13D is applicable;

(D) a representation that the stockholder is a holder of record of shares of the Corporation at the time of giving notice, will be entitled to vote at the meeting, and that such stockholder (or a qualified representative thereof) intends to appear at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 3.03(c)(1)) or to propose the business that is specified in the notice (with respect to a notice under Section 3.03(c)(2));

(E) a representation whether any Proponent or any other participant (as defined in Item 4 of Schedule 14A under the 1934 Act) will engage in a solicitation with respect to such nomination or proposal and, if so, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation, and a representation as to whether the Proponents intend or are part of a group which intends to:

(x) deliver, or make available, a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s voting shares required to approve or adopt the proposal or elect the nominee,

(y) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination, and/or

(z) solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the 1934 Act;

(F) a description of all Derivative Transactions (as defined below) by each Proponent during the previous 12-month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic or voting terms of, such Derivative Transactions;

(G) a certification regarding whether each Proponent has complied with all applicable federal, state and other legal requirements in connection with such Proponent’s acquisition of shares of capital stock or other securities of the Corporation and/or such Proponent’s acts or omissions as a stockholder or beneficial owner of the Corporation; and

(H) any other information relating to each Proponent required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14 of the 1934 Act and the rules and regulations promulgated thereunder.

(d) A stockholder providing the written notice required by Section 3.03(c)(1) or (2) shall update and supplement such notice in writing, if necessary, so that the information (other than the representations required by Section 3.03(c)(3)(E)) provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the determination of stockholders entitled to notice of the meeting and (ii) the date that is five Business Days prior to the meeting and, in the event of any adjournment or postponement thereof, five Business Days prior to such adjourned or postponed meeting; provided, that no such update or supplement shall cure or affect the accuracy (or inaccuracy) of any representations made by any Proponent, any of its affiliates or associates, or a nominee or the validity (or invalidity) of any nomination or proposal that failed to comply with this Section 3.03 or is rendered invalid as a result of any inaccuracy therein.

In the case of an update and supplement pursuant to clause (i) of this Section 3.03(d), such update and supplement must be received by the Secretary at the principal executive offices of the Corporation not later than five Business Days after the later of the record date for the determination of stockholders entitled to notice of the meeting or the public announcement of such record date. In the case of an update and supplement pursuant to clause (ii) of this Section 3.03(d), such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than two Business Days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two Business Days prior to such adjourned or postponed meeting (or if there are fewer than two Business Days between the date for the meeting, or the date of the immediately preceding adjournment or postponement thereof, and the date for the adjourned or postponed meeting, not later than the day prior to such adjourned or postponed meeting).

(e) Notwithstanding anything in Section 3.03(c) to the contrary, in the event that the number of directors to be elected to the board at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 10 days before the last day a stockholder may deliver a notice of nomination in accordance with Section 3.03(c), a stockholder’s notice required by this Section 3.03 and that complies with the requirements in Section 3.03(c)(1) shall also be considered timely, but only with respect to nominees for the new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(f) To be eligible to be a nominee for election or re-election as a director of the Corporation pursuant to a nomination under clause (iii) of Section 3.03(a) or Section 3.04, each Proponent must deliver (in accordance with the time periods prescribed for delivery of notice under Sections 3.03(c), 3.03(e) and/or 3.04, as applicable) to the Secretary at the principal executive offices of the Corporation a completed written questionnaire with respect to the background, qualifications, stock ownership and independence of such proposed nominee (in the form provided by the Secretary within 10 days following a written request therefor by a stockholder of record) and a written representation and agreement (in the form provided by the Secretary within 10 days following written request therefor by a stockholder of record) that such person:

(1) is not and will not become a party to any agreement, arrangement or understanding (whether oral or in writing) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question that (x) has not been disclosed in the questionnaire or (y) could limit or interfere with such person’s ability to comply with such person’s fiduciary duties under applicable law;

(2) is not and will not become a party to any agreement, arrangement or understanding (whether oral or in writing) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation or a nominee that has not been disclosed in such questionnaire;

(3) would be in compliance, if elected as a director of the Corporation (and a statement as to whether such person, if elected, intends to comply with), all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation that are publicly disclosed or which were provided by the Secretary with the written representation and agreement required by this Section 3.03(f) (together, the “Policies”); and

(4) if elected as a director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.

(g) Notwithstanding anything to the contrary in these bylaws, unless otherwise required by applicable law, in the event that any Proponent (i) provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act with respect to one or more proposed nominees and (ii) subsequently fails to (x) comply with the requirements of Rule 14a-19 promulgated under the 1934 Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Proponent has met the requirements of Rule 14a-19(a)(3) promulgated under the 1934 Act in accordance with the next sentence) or (y) inform the Corporation that they no longer plan to solicit proxies in accordance with the requirements of Rule 14a-19 under the 1934 Act by delivering a written notice to the Secretary at the principal executive offices of the Corporation within two (2) Business Days after the occurrence of such change, then the nomination of each such proposed nominee shall be disregarded (and such nominee disqualified from standing for election or re-election), notwithstanding that the nominee is included (as applicable) as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any stockholder meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded).

If any Proponent provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act, such Proponent shall deliver to the Corporation, no later than five (5) Business Days prior to the applicable meeting, reasonable evidence sufficient to demonstrate that it has met the requirements of Rule 14a-19(a)(3) promulgated under the 1934 Act.

Notwithstanding anything to the contrary set forth herein, and for the avoidance of doubt, the nomination of any person whose name is included (as applicable) as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any stockholder meeting (or any supplement thereto) as a result of any notice provided by any Proponent pursuant to Rule 14a-19(b) promulgated under the 1934 Act with respect to such proposed nominee and whose nomination is not made by or at the direction of the board of directors or any authorized committee thereof shall not be deemed (for purposes of clause (i) of Section 3.03(a) or otherwise) to have been made pursuant to the Corporation’s notice of meeting (or any supplement thereto) and any such nominee may only be nominated by a Proponent pursuant to clause (iii) of Section 3.03(a) and, in the case of a special meeting of stockholders, pursuant to and to the extent permitted under Section 3.04.

A person shall not be eligible for election or re-election as a director at an annual meeting unless the person is nominated in accordance with clause (ii) or (iii) of Section 3.03(a) and in accordance with the procedures and requirements set forth in Section 3.03(c), Section 3.03(e), Section 3.03(f) and Section 3.03(g), as applicable. Only such business shall be conducted at any annual meeting of the stockholders of the Corporation as shall have been brought before the meeting in accordance with Section 3.03(a) and in accordance with the procedures and requirements set forth in Section 3.03(c) and Section 3.03(g), as applicable. Except as otherwise required by applicable law, and subject to the supervision, direction and control of the board of directors, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures and requirements set forth in the Bylaws (including, without limitation, compliance with Rule 14a-19 promulgated under the 1934 Act) and, if any proposed nomination or business is not in compliance with the Bylaws, or the Proponent does not act in accordance with the representations required in this Section 3.03, to declare that such proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded (and such nominee disqualified from standing for election or re-election), or that such business shall not be transacted, notwithstanding that such proposal or nomination is set forth in (as applicable) the Corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such nomination or such business may have been solicited or received.

Notwithstanding the foregoing provisions of this Section 3.03, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded (and such nominee disqualified from standing for election or re-election) and such proposed business shall not be transacted, notwithstanding that such nomination or proposed business is set forth in (as applicable) the Corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such vote may have been solicited or received by the Corporation.

(h) For purposes of Section 3.03:

(1) “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the 1933 Act;

(2) “Business Day” means any day other than Saturday, Sunday or a day on which banks are closed in New York City, New York;

(3) “close of business” means 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a Business Day;

(4) “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial:

(A) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the Corporation;

(B) that otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the Corporation;

(C) the effect or intent of which is to mitigate loss, manage risk or benefit from changes in value or price with respect to any securities of the Corporation; or

(D) that provides the right to vote (other than a revocable proxy given in response to a proxy solicitation made to 10 or more persons) or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, directly or indirectly, with respect to any securities of the Corporation, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation or similar right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the Corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member.

(5) a “qualified representative” of a stockholder shall mean (A) a duly authorized officer, manager, trustee or partner of such stockholder or (B) a person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, shall be provided to the Secretary of the Corporation at least five Business Days prior to the meeting of stockholders; and

(6) “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, GlobeNewswire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 (as amended from time to time, the “1934 Act”) or by such other means reasonably designed to inform the public or security holders in general of such information, including, without limitation, posting on the Corporation’s investor relations website.

SECTION 3.04. Special Meetings. Special meetings of the stockholders of the Corporation may be called only in the manner set forth in the certification of incorporation of the Corporation. Any special meeting of stockholders previously scheduled by the board of directors may be postponed, rescheduled or cancelled by the board, or any director or officer to whom the board has delegated such authority, at any time before or after notice of such meeting has been given to stockholders. Notice of every special meeting of the stockholders of the Corporation shall state the purpose of such meeting. Except as otherwise required by law, the business conducted at a special meeting of stockholders of the Corporation shall be limited exclusively to the business set forth in the Corporation’s notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice. Nominations of persons for election to the board of directors of the Corporation and stockholder proposals of other business shall not be brought before a special meeting of stockholders to be considered by the stockholders unless such special meeting is held in lieu of an annual meeting of stockholders in accordance with Section 3.03 of these bylaws, in which case such special meeting in lieu thereof shall be deemed an annual meeting for purposes of these bylaws and the provisions of Section 3.03 of these bylaws shall govern such special meeting.

SECTION 3.05. Quorum, Manner of Acting and Adjournment.

(a) Quorum. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders except as otherwise provided by the DGCL, by the certificate of incorporation or by these bylaws. If a quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(b) Manner of Acting. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Unless a different or minimum vote is provided by law or by applicable stock exchange rules, or by the certificate of incorporation or these bylaws, in which case such different or minimum vote shall be the applicable vote on the matter, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon shall be the act of the stockholders. The stockholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

SECTION 3.06. Organization. At every meeting of the stockholders, the chairman of the board, if there be one, or in the case of a vacancy in the office or absence of the chairman of the board, one of the following persons present in the order stated: the vice chairman, if one has been appointed, the president, the vice presidents in their order of rank or seniority, a chairman designated by the board of directors or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as chairman, and the secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of the secretary and the assistant secretaries, a person appointed by the chairman, shall act as secretary.

SECTION 3.07. Voting.

(a) General Rule. Unless otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock having voting power held by such stockholder.

(b) Voting and Other Action by Proxy.

(1) A stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy. Such execution may be accomplished by the stockholder or the authorized officer, director, employee or agent of the stockholder signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. A stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission if such telegram, cablegram or other means of electronic transmission sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.

(2) No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

(3) A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

SECTION 3.08. Voting Lists. A complete list of stockholders of the corporation entitled to vote at any meeting of stockholders of the corporation, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any such stockholder, for any purpose germane to a meeting of the stockholders of the corporation, for a period of at least 10 days before the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours at the principal place of business of the corporation; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before such meeting date.

The corporation may look to this list as the sole evidence of the identity of the stockholders entitled to vote at a meeting and the number of shares held by each stockholder.

SECTION 3.09. Inspectors of Election. Prior to a meeting of the stockholders of the Corporation, the Corporation shall appoint one or more inspectors to act at a meeting of stockholders of the Corporation and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by applicable law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before beginning the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of inspectors. The inspectors shall have the duties prescribed by applicable law.

ARTICLE IV

BOARD OF DIRECTORS

SECTION 4.01. Powers. All powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

SECTION 4.02. Number and Term of Office. The board of directors shall consist of such number of directors, not less than 1, as may be determined from time to time by resolution of the board of directors. Each director shall hold office until the expiration of the term for which he or she was selected and until a successor shall have been elected and qualified or until his or her earlier death, resignation or removal. Directors need not be residents of Delaware or stockholders of the corporation.

SECTION 4.03. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having a right to vote as a single class may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their successors are elected and qualified or until their earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

SECTION 4.04. Resignations. Any director may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.

SECTION 4.05. Removal. Any director or the entire board of directors may be removed, but only with cause, by the holders of shares entitled to cast a majority of the votes which all stockholders are entitled to cast at an election of directors.

SECTION 4.06. Organization. At every meeting of the board of directors, the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a chairman chosen by a majority of the directors present, shall preside, and the secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary.

SECTION 4.07. Place of Meeting. Meetings of the board of directors shall be held at such place within or without the State of Delaware as the board of directors may from time to time determine, or as may be designated in the notice of the meeting.

SECTION 4.08. Regular Meetings. Regular meetings of the board of directors shall be held without notice at such time and place as shall be designated from time to time by resolution of the board of directors.

SECTION 4.09. Special Meetings. Special meetings of the board of directors shall be held whenever called by the president or by two or more of the directors.

SECTION 4.10. Quorum, Manner of Acting and Adjournment.

(a) General Rule. At all meetings of the board, a majority of the total number of directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by the DGCL or by the certificate of incorporation.

(b) Unanimous Written Consent. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, if all members of the board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board.

SECTION 4.11. Committees. The board of directors may designate committees of the board of directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the board of directors and shall, for those committees, appoint a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the board of directors to act at the meeting in the place of the absent or disqualified member.

SECTION 4.12. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors.

ARTICLE V

OFFICERS

SECTION 5.01. Number, Qualifications and Designation. The officers of the corporation shall be chosen by the board of directors and shall be a president, one or more vice presidents, a secretary, a treasurer, a chief financial officer and such other officers as may from time to time be appointed by the board or directors. Any number of offices may be held by the same person. Officers may, but need not, be directors or stockholders of the corporation. The board of directors may elect from among the members of the board a chairman of the board and a vice chairman of the board who shall be officers of the corporation. Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation.

SECTION 5.02. Subordinate Officers, Committees and Agents. The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these bylaws, or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

SECTION 5.03. The Chairman and Vice Chairman of the Board. The chairman of the board, if there be one, or in the absence of the chairman, the vice chairman of the board, if there be one, shall preside at all meetings of the stockholders and of the board of directors, and shall perform such other duties as may from time to time be assigned to them by the board of directors.

SECTION 5.04. The President. The president shall have general supervision over the business and operations of the corporation, subject, however, to the control of the board of directors. The president shall, in general, perform all duties incident to the office of president, and such other duties as from time to time may be assigned by the board of directors and, if the chairman of the board is the chief executive officer, the chairman of the board.

SECTION 5.05. The Vice Presidents. The vice presidents shall perform the duties of the president in the absence of the president and such other duties as may from time to time be assigned to them by the board of directors or by the president.

SECTION 5.06. The Secretary. The secretary, or an assistant secretary, shall attend all meetings of the stockholders and of the board of directors and shall record the proceedings of the stockholders and of the directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors or the president.

SECTION 5.07. The Chief Financial Officer. The chief financial officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the board or the president. The chief financial officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The chief financial officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the board or the president shall designate from time to time. The president may direct the treasurer or any assistant treasurer to assume and perform the duties of the chief financial officer in the absence or disability of the chief financial officer, and each treasurer and assistant treasurer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the board of directors or the president shall designate from time to time.

SECTION 5.08. Officers’ Bonds. No officer of the corporation need provide a bond to guarantee the faithful discharge of the officer’s duties unless the board of directors shall by resolution so require a bond in which event such officer shall give the corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of office.

SECTION 5.09. Salaries. The salaries of the officers and agents of the corporation elected by the board of directors shall be fixed from time to time by the board of directors or a committee thereof or by the officers as may be designated by resolution of the board of directors.

SECTION 5.10. Removal. The board of directors may remove any officer of the corporation at any time, with or without cause.

ARTICLE VI

CERTIFICATES OF STOCK, TRANSFER, ETC.

SECTION 6.01. Form and Issuance.

(a) Issuance. The shares of the corporation shall be represented by certificates unless the board of directors shall by resolution provide that some or all of any class or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation. Notwithstanding the adoption of any resolution providing for uncertificated shares, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, or the president or vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, representing the number of shares registered in certificate form.

(b) Form and Records. Stock certificates of the corporation shall be in such form as approved by the board of directors. The stock record books and the blank stock certificate books shall be kept by the secretary or by any agency designated by the board of directors for that purpose. The stock certificates of the corporation shall be numbered and registered in the stock ledger and transfer books of the corporation as they are issued.

(c) Signatures. Any of or all the signatures upon the stock certificates of the corporation may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if the signatory were such officer, transfer agent or registrar at the date of its issue.

SECTION 6.02. Transfer. Transfers of shares shall be made on the share register or transfer books of the corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. No transfer shall be made which would be inconsistent with the provisions of Article 8, Title 6 of the Delaware Uniform Commercial Code-Investment Securities.

SECTION 6.03. Lost, Stolen, Destroyed or Mutilated Certificates. The board of directors may direct a new certificate of stock or uncertificated shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the legal representative of the owner, to give the corporation a bond sufficient to indemnify against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

SECTION 6.04. Record Holder of Shares. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

SECTION 6.05. Determination of Stockholders of Record.

(a) Meetings of Stockholders. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting.

(d) Dividends. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS, OFFICERS AND

OTHER AUTHORIZED REPRESENTATIVES

SECTION 7.01. Indemnification of Authorized Representatives in Third Party Proceedings. The corporation shall indemnify any person who was or is an authorized representative of the corporation, and who was or is a party, or is threatened to be made a party to any third party proceeding, by reason of the fact that such person was or is an authorized representative of the corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal third party proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

SECTION 7.02. Indemnification of Authorized Representatives in Corporate Proceedings. The corporation shall indemnify any person who was or is an authorized representative of the corporation and who was or is a party or is threatened to be made a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate proceeding if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such corporate proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 7.03. Mandatory Indemnification of Authorized Representatives. To the extent that an authorized representative or other employee or agent of the corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

SECTION 7.04. Determination of Entitlement to Indemnification. Any indemnification under section 7.01, 7.02 or 7.03 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative or other employee or agent is proper in the circumstances because such person has either met the applicable standard of conduct set forth in section 7.01 or 7.02 or has been successful on the merits or otherwise as set forth in section 7.03 and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

(1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such third party or corporate proceeding; or

(2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(3) by the stockholders.

SECTION 7.05. Advancing Expenses. Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of an authorized representative by the corporation in advance of the final disposition of such third party or corporate proceeding upon receipt of an undertaking by or on behalf of the authorized representative to repay such amount if it shall ultimately be determined that the authorized representative is not entitled to be indemnified by the corporation as authorized in this Article. The financial ability of any authorized representative to make a repayment contemplated by this section shall not be a prerequisite to the making of an advance. Expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

SECTION 7.06. Definitions. For purposes of this Article:

(1) “authorized representative” shall mean any and all directors and officers of the corporation and any person designated as an authorized representative by the board of directors of the corporation (which may, but need not, include any person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise);

(2) “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

(3) “corporate proceeding” shall mean any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor or investigative proceeding by the corporation;

(4) “criminal third party proceeding” shall include any action or investigation which could or does lead to a criminal third party proceeding;

(5) “expenses” shall include attorneys’ fees and disbursements;

(6) “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan;

(7) “not opposed to the best interests of the corporation” shall include actions taken in good faith and in a manner the authorized representative reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan;

(8) “other enterprise” shall include employee benefit plans;

(9) “party” shall include the giving of testimony or similar involvement;

(10) “serving at the request of the corporation” shall include any service as a director, officer or employee of the corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries; and

(11) “third party proceeding” shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation.

SECTION 7.07. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

SECTION 7.08. Scope of Article. The indemnification of authorized representatives and advancement of expenses, as authorized by the preceding provisions of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an authorized representative and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7.09. Reliance on Provisions. Each person who shall act as an authorized representative of the corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 8.01. Dividends. Subject to the restrictions contained in the DGCL and any restrictions contained in the certificate of incorporation, the board of directors may declare and pay dividends upon the shares of capital stock of the corporation.

SECTION 8.02. Contracts. Except as otherwise provided in these bylaws, the board of directors may authorize any officer or officers including the chairman and vice chairman of the board of directors, or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances.

SECTION 8.03. Corporate Seal. The board of directors may adopt a corporate seal. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

SECTION 8.04. Deposits. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the board of directors shall from time to time determine.

SECTION 8.05. Amendment of Bylaws. These bylaws may be altered, amended or repealed in accordance with the certificate of incorporation of the corporation.

ARTICLE IX

FORUM SELECTION BYLAW

SECTION 9.01. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware and any appellate court therefrom shall be the sole and exclusive forum for: (A) any derivative claim or cause of action brought on behalf of the Corporation; (B) any claim or cause of action that is based upon a violation of a duty owed by any current or former director, officer, other employee or stockholder of the Corporation, to the Corporation or the Corporation’s stockholders; (C) any claim or cause of action against the Corporation or any current or former director, officer or other employee of the Corporation, arising out of or pursuant to any provision of the DGCL, the certificate of incorporation or the bylaws; (D) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the certificate of incorporation or the bylaws (including any right, obligation, or remedy thereunder); (E) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (F) any claim or cause of action against the Corporation or any current or former director, officer or other employee of the Corporation, governed by the internal-affairs doctrine or otherwise related to the Corporation’s internal affairs, in all cases to the fullest extent permitted by applicable law; provided, however, that if such court does not have, or declines to accept, jurisdiction over such a claim or cause of action, then the United States District Court for the District of Delaware shall be the sole and exclusive forum for such claim or cause of action. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 9.01.

SECTION 9.02. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by applicable law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1933 Act, including all causes of action asserted against any defendant named in such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters for any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.